Exhibit (a)(ii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

If you are in any doubt about what action to take, we recommend that you immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.

This document should be read in conjunction with the offer to purchase dated October 11, 2011, and any amendments or supplements thereto, which collectively constitute the “Offer to Purchase.” The definitions used in the Offer to Purchase apply in this Form of Acceptance. All terms and conditions contained in the Offer to Purchase applicable to Telmex Shares are deemed to be incorporated in and form part of this Form of Acceptance.

FORM OF ACCEPTANCE FOR AN INDEVAL PARTICIPANT

TO TENDER TELÉFONOS DE MÉXICO, S.A.B. DE C.V. SERIES L SHARES IN THE

Offer to Purchase any and all

Series A Shares, Series A American Depositary Shares each representing 20 Series A Shares,

Series L Shares and Series L American Depositary Shares each representing 20 Series L Shares at Ps. 10.50 per Share and Ps. 210.00 per American Depositary Share (ADS), each in cash and payable in U.S. dollars,

of

TELÉFONOS DE MÉXICO, S.A.B. DE C.V.

by

AMÉRICA MÓVIL, S.A.B. DE C.V.

THIS TENDER OFFER CAN BE ACCEPTED BY AND TENDERED ADSs AND SHARES CAN BE

WITHDRAWN UNTIL 5:00 P.M., NEW YORK CITY TIME ON NOVEMBER 11, 2011

UNLESS THE TENDER OFFER IS EXTENDED OR EARLIER TERMINATED.

October 11, 2011

Re: U.S. Form of Acceptance for Telmex Series L Shares—ISIN MXP904131325

In order to validly tender Teléfonos de México, S.A.B. de C.V. (“Telmex”) Series L shares (the “Telmex Series L Shares”) held by U.S. residents in the U.S. Offer (as defined in the Offer to Purchase), participants in S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores (“Indeval”) shall, prior to the expiration date of the U.S. Offer, (i) collect instructions that it receives from its clients to tender their Telmex Series L Sharesin the U.S. Offer; (ii) tender such Telmex Series L Shares by book-entry transfer to the Indeval account of Inversora Bursátil S.A. de C.V. (“Inversora Bursátil”) account number 010202501 for further deposit to account number 31640-6 of The Bank of New York Mellon (the “tender agent”), as described below and (iii) deliver to the tender agent this U.S. Form of Acceptance, duly completed and signed.

This U.S. Form of Acceptance shall be completed, signed and delivered, together with a signed Form W-9 (see enclosed), (i) via facsimile to the tender agent at (201) 680-4626 and (ii) by overnight courier (address details below) in respect of all Telmex Series L Shares to be tendered in the U.S. Offer by an Indeval participant on behalf of clients or for its own account. The original copy of this U.S. Form of Acceptance should be sent to the tender agent via overnight courier at the following address:

BNY Mellon Shareowner Services

Attn: Corporate Action Dept., 27th Floor

480 Washington Boulevard

Jersey City, NJ 07310

Attn: Gwen Minott

A facsimile of the U.S. Form of Acceptance must be delivered to the tender agent prior to the expiration of the U.S. Offer, at 5:00 p.m., New York City time (4:00 p.m. Mexico City time), on November 11, 2011 (unless the U.S. Offer is extended, as described in the Offer to Purchase) with the original to follow as promptly as practicable. The Indeval participant should be available to tender for purchase Telmex Series L Shares, as described below, during the hours 9:00 a.m. to 5:00 p.m., New York City time, every business day of the U.S. Offer period, including on the expiration date of the U.S. Offer. A valid tender will be deemed to have been received only if the tender agent receives a confirmation from Banco Inbursa that (i) a book-entry transfer was effected prior to the expiration of the U.S. Offer and (ii) the tendering Indeval participant completed and delivered to the tender agent the original of the U.S. Form of Acceptance. An original of the signed and completed U.S. Form of Acceptance and the applicable W-9 must be received by BNY Mellon Shareowner Services.

The U.S. holders of Telmex Series L Shares may instruct their Indeval participant to deposit their Telmex Series L Shares to the following account:

Indeval Participant: Inversora Bursátil S.A. de C.V.

Account Number: 010202501

For forwarding to

Account Number: 31640-6

For the account of :The Bank of New York Mellon as Tender Agent for the U.S. Offer

Such transfer shall take place no later than 5:00 p.m., New York City time on the expiration date. Telmex Series L Shares transferred to such account after expiration of the U.S. Offer will not be able to participate in the U.S. Offer.

U.S. Forms of Acceptance that are not properly completed, are not received by the tender agent prior to the expiration date or that do not correspond to a valid tender of Telmex Series L Shares, will not be processed; therefore, the Telmex Series L Shares covered by such U.S. Forms of Acceptance will not be accepted in the U.S. Offer. Neither América Móvil, the tender agent nor Banco Inbursa will incur any liability with respect to any failure to complete and/or deliver a U.S. Form of Acceptance or the transfer of Telmex Series L Shares as described herein. Neither América Móvil, the tender agent, Banco Inbursa nor any other person will be under any duty to give notification of any defect or irregularity in any U.S. Form of Acceptance to tender for purchase Telmex Series L Shares. The tender agent may, but will not be obligated to, give notice of any irregularities or defects in tenders for purchase, but in no event will the tender agent incur any liability for any failure to give such notice.

In connection with the U.S. Offer, the Indeval participant hereby represents and warrants that (i) it has received from each client whose Telmex Series L Shares are being tendered for purchase in the U.S. Offer instructions to so tender for purchase such client’s Telmex Series L Shares, and (ii) each client on whose behalf the Indeval participant is tendering Telmex Series L Shares that are covered by this U.S. Form of Acceptance (x) is registered as of the date of this U.S. Form of Acceptance as the legitimate registered or beneficial holder of such Telmex Series L Shares in the books and records of such Indeval participant and (y) has the appropriate legal authority to tender such Telmex Series L Shares in accordance with the terms of the U.S. Offer.

For each Telmex Series L Share that you validly tender and do not properly withdraw prior to the expiration of the U.S. Offer, América Móvil will pay 10.50 Mexican pesos in cash, to be paid in U.S. dollars, all in accordance with the terms of the U.S. Offer. The cash consideration that will be delivered to the Indeval participant that tenders its Telmex Series L Shares will correspond to the total cash tender consideration, in Mexican pesos, (the “total cash tender consideration”) payable in respect of all Telmex Series L Shares validly tendered and not withdrawn by the Indeval participant that have been accepted for payment by América Móvil. The amount to be paid to each Indeval participant will be the U.S. dollar equivalent of the total cash tender consideration, based on the Spot Rate (as defined in the Offer to Purchase). You will bear all exchange rate risks and costs. None of América Móvil, the tender agent or Banco Inbursa is responsible for Banco Inbursa in fact being able to convert Mexican Pesos it received for U.S. dollars as a result of exchange controls or otherwise or for the exchange rate at which conversion ultimately occurs.

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The number of Telmex Series L Shares that the Indeval participant is tendering for purchase in the U.S. Offer on behalf of clients or for its own account and that shall be transferred to the Indeval account of Inversora Bursátil S.A. de C.V, Account Number: 010202501, for further forwarding to Account Number: 31640-6 for the account of The Bank of New York Mellon as Tender Agent for U.S. Offer is:

Number of Telmex Series L Shares Tendered*

*	Unless otherwise indicated, it will be assumed that all Telmex Securities, including Telmex Securities that you own as of the participation date pursuant to any reinvestment of dividends through Direct Registration, in the Telmex Global Invest Plan or otherwise, are to be tendered.

The number of Telmex Series L Shares indicated in the box above multiplied by the offer consideration in the U.S. Offer of 10.50 Mexican pesos per Telmex Series L Share equals the total cash tender consideration of                      Mexican pesos.

The U.S. dollar equivalent of the total cash tender consideration indicated above, based on the Spot Rate (as defined in the Offer to Purchase), will be forwarded in check form via overnight courier to the Indeval participant if the Indeval participant has validly tendered and not withdrawn the Telmex Series L Shares indicated above on behalf of its clients or for its own account in the U.S. Offer, on the terms and subject to the conditions described in the Offer to Purchase.

Under no circumstances will interest be paid on the tendered Telmex Series L Shares, regardless of any delay in making the purchase or any extension of the U.S. Offer.

Representations and Warranties of Holders of Telmex Series L Shares Tendering in the U.S. Offer:

The signatory hereof hereby you sells, assigns and transfers to, or upon the order of, América Móvil all right, title and interest in and to all the Telmex Shares being tendered (and any and all other shares or other securities issued or issuable in respect thereof) and all dividends, distributions and rights declared, paid or distributed in respect of such Telmex Shares or securities on or after the settlement of the U.S. Offer (collectively, “distributions”).

The signatory hereof hereby irrevocably appoints the Tender Agent as its true and lawful agent and attorney-in-fact, with full knowledge that the Tender Agent is also acting as the agent of América Móvil in connection with the U.S. Offer, with respect to such Telmex Shares and distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest): (i) to have the Telmex Shares and any distributions delivered to the Tender Agent at The Depository Trust Company, together, in any such case, with all accompanying evidences of transfer and authenticity to the Tender Agent or upon the order of the Tender Agent, in each case acting upon the instructions of América Móvil; (ii) to instruct J.P. Morgan Chase Bank N.A., acting as the depositary for the Telmex ADSs (the “Telmex Depositary”), to deliver the Telmex Shares to the Tender Agent’s account at Inversora Bursátil, S.A. de C.V., or transfer ownership of such Telmex Shares on the account books maintained with respect to the Telmex Shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of América Móvil; and (iii) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Telmex Shares and any distributions, all in accordance with the terms and conditions of the U.S. Offer.

The signatory hereof hereby have no further rights with respect to the tendered Telmex Shares, except the right to receive from América Móvil the appropriate consideration in accordance with the terms and conditions of the U.S. Offer.

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The signatory hereof hereby irrevocably appoints each designee of América Móvil or one or more of its affiliates as attorneys-in-fact and proxies, each with full power of substitution, to vote at any annual or special meeting of Telmex’s shareholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, in each case with respect to all of the Telmex Shares tendered hereby and accepted for payment by América Móvil. This appointment will be effective if and when, and only to the extent that, América Móvil accepts the tendered Telmex Shares for payment. América Móvil accepts the Telmex Shares for payment, without any further action, in the case of a tender during the initial offering period (if the signatory hereof has not effectively withdrawn its tender by such time), immediately upon expiration of the initial offering period, and in the case of a tender during the subsequent offering period, if any, immediately. This power of attorney and proxy are irrevocable and are granted in consideration of the obligation of América Móvil to pay for the tendered Telmex Shares in accordance with the terms of the U.S. Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the signatory hereof at any time with respect to the Telmex Shares (and with respect to any and all distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the signatory at any time with respect to the Telmex Shares (and with respect to any and all distributions), and no subsequent powers of attorney, proxies consents or revocations may be given by the signatory hereof with respect thereto (and, if given, will not be deemed effective)

The signatory hereof hereby represents that has full power and authority to accept the U.S. Offer and to sell, assign and transfer the Telmex Shares, in respect of which the U.S. Offer is accepted or deemed to be accepted, tendered and that when the Telmex Shares are accepted for purchase by América Móvil, América Móvil will acquire good title thereto, free from all liens, charges, equities, encumbrances, and other interests and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends, interests and other distributions, if any, declared, made or paid after November 11, 2011 with respect to the Telmex Shares in respect of which the U.S. Offer is accepted or deemed to be accepted.

The signatory hereof hereby undertakes to, upon request, execute and deliver any additional documents deemed by the Tender Agent or América Móvil to be necessary or desirable to complete the sale, assignment and transfer of the Telmex Shares tendered, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, América Móvil shall be entitled to all rights and privileges as owner of each such distribution and may withhold the entire consideration due under the U.S. Offer for the purchase of the Telmex Shares tendered hereby or deduct from such consideration the amount or value of such distribution as determined by América Móvil in its sole discretion.

The undersigned hereby acknowledges that the undersigned has received and read (a) the Offer to Purchase and (b) this U.S. Form of Acceptance. You may obtain a copy of the Offer to Purchase at no cost by visiting the website of the U.S. Securities and Exchange Commission at www.sec.gov or from the information agent, D.F. King & Co., Inc., by phone at 212-269-5550 (for banks and brokers call collect), 800-735-3591 (for all others—toll free) or via e-mail at telmex@dfking.com. The undersigned understands and agrees that he or she is bound by the terms of the U.S. Offer, as described in the Offer to Purchase and this U.S. Form of Acceptance, and that América Móvil may enforce this U.S. Form of Acceptance against such holder.

The undersigned Indeval participant hereby certifies on behalf of its tendering clients that the information relating to its clients or to the Indeval participant is true, that the Indeval participant acknowledges and accepts the U.S. Offer on the terms and subject to the conditions described in the Offer to Purchase, and that its client has provided authorization to the Indeval participant to deliver and accept the terms of this U.S. Form of Acceptance.

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Information relating to the Indeval participant:	Information relating to the person responsible for the information contained in this U.S. Form of Acceptance

Indeval Account Number:

Indeval participant name:

Name of the responsible person:

Name and title of the person to contact:

Title of the responsible person:

Address to which check for total tender consideration should be mailed:

Signature of the responsible person:

Phone:

Fax number:	Date:

E-mail

Enclosures (Form W-9)

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Form W-9 (Rev. January 2011) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
Check appropriate box for federal tax
classification (required): ☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate
☐ Exempt payee
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ___________

☐ Other (see instructions) ▶
Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
	-	-

Employer identification number
-

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

Cat. No. 10231X	Form W-9 (Rev. 1-2011)

Form W-9 (Rev. 1-2011)	Page 2

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

•	An estate (other than a foreign estate), or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

•	The U.S. owner of a disregarded entity and not the entity,
•	The U.S. grantor or other owner of a grantor trust and not the trust, and

•	The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A

Form W-9 (Rev. 1-2011)	Page 3

Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Form W-9 (Rev. 1-2011)	Page 4

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/ disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/ disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

Form W-9 (Rev. 1-2011)	Page 5

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for …	THEN the payment is exempt for …

Interest and dividend payments	All exempt payees except for 9

Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.

Barter exchange transactions and patronage dividends	Exempt payees 1 through 5

Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.
[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Form W-9 (Rev. 1-2011)	Page 6

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]

b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]

5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]

6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
7. Disregarded entity not owned by an individual	The owner

8. A valid trust, estate, or pension trust	Legal entity [4]

Form W-9 (Rev. 1-2011)	Page 7

For this type of account:	Give name and SSN of:

9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

11. Partnership or multi-member LLC	The partnership

12. A broker or registered nominee	The broker or nominee

For this type of account:	Give name and SSN of:

13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.
[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your

SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Form W-9 (Rev. 1-2011)	Page 8

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.